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                                                                    EXHIBIT 99


PRESS RELEASE                     FOR IMMEDIATE RELEASE
                                  Contact: Preston Bair, Chief Financial Officer
                                  Telephone: (740) 622-0444



                         HOME LOAN FINANCIAL CORPORATION
                  INCREASES DIVIDEND 6% TO $.175 PER SHARE AND
                     ANNOUNCES PAYMENT OF A SPECIAL DIVIDEND

         COSHOCTON, OHIO, July 9, 2003 - The Board of Directors of Home Loan Financial Corporation has declared a cash dividend in the amount of $.175 per common share, according to Robert C. Hamilton, President and CEO. This dividend represents a 6% increase from the previous rate. The dividend is payable August 8, 2003, to shareholders of record as of July 25, 2003.

         In an ongoing effort to manage capital, the Board also declared a special one-time dividend of $.10 per common share payable on August 8, 2003 to shareholders of record as of July 25, 2003.

         Home Loan Financial Corporation is the holding company for The Home Loan Savings Bank. The Home Loan Savings Bank has two offices located in Coshocton, Ohio and a branch in West Lafayette, Ohio.